Exhibit 99.1

Cirrus Logic Reports Annual Revenue Growth of 27 Percent

Reports Fiscal Year 2010 Revenue of $221 Million

AUSTIN, Texas--(BUSINESS WIRE)--April 27, 2010--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today announced financial results for the fourth quarter and fiscal year of 2010, which ended March 27, 2010.

Revenue for the quarter was $62.6 million, up 87 percent compared to $33.5 million during the fourth quarter of fiscal year 2009 and down slightly from $65.2 million in the previous quarter. Revenue for fiscal year 2010 totaled $221 million, a 27 percent increase compared to $174.6 million in fiscal year 2009. Gross margin for the quarter was 56 percent, up from 55 percent in the fourth quarter a year ago and up from 54 percent for the previous quarter. Gross margin for fiscal year 2010 was 54 percent compared to 56 percent in fiscal year 2009.

Total GAAP operating expenses for the quarter were approximately $27 million, up from $24 million in the previous quarter. Research and Development (R&D) investment for the quarter was $13.7 million, and Selling, General and Administrative (SG&A) expenses totaled $12.7 million. These expenses include charges of $1.1 million for stock-based compensation and $400,000 in acquisition-related amortization of intangibles. Additionally, the company recognized a separate facilities restructuring charge of $600,000. Income from operations on a GAAP basis was approximately $8.3 million, or a 13 percent operating margin.

Non-GAAP operating expenses for the quarter were approximately $24.9 million, compared to $22.9 million for the December quarter, with non-GAAP income from operations of $10.5 million, or a 17 percent operating margin.

GAAP net income for the quarter was approximately $20.4 million or $0.31 per share based on 66.6 million average diluted shares outstanding. This income includes the realization of a deferred tax asset of approximately $11.8 million. Excluding the items noted previously, as well as the credit for the deferred tax asset, non-GAAP net income was $10.7 million, or $0.16 per diluted share.

“Fiscal 2010 was an outstanding year for Cirrus Logic as we grew annual revenue by 27 percent and made significant progress toward our operating profit goal,” said Jason Rhode, president and chief executive officer, Cirrus Logic. “Our lineup of new products allows us to expand our business with our current customers, and also opens up opportunities with new customers. As our Q1 guidance implies, we expect that Fiscal 2011 will be an even stronger year for Cirrus.”

Outlook for First Quarter FY 2011 (ending June 26, 2010):

  Revenue is expected to range between $78 million and $84 million;
  Gross margin is expected to be between 54 percent and 56 percent; and
  Combined R&D and SG&A expenses are expected to range between $27 million and $29 million, which include approximately $1.7 million in share-based compensation and amortization of acquisition-related intangibles expenses.

Conference Call

Cirrus Logic management will hold a conference call to discuss the company’s results for the fourth quarter and fiscal year of 2010, on April 27, 2010 at 10:30 a.m. EDT. Those wishing to join should call 480-629-9723, or toll-free at 877-941-2333 (Conference ID: 4281912) by 10:20 a.m. on April 27, 2010. A replay of the conference call will also be available beginning one hour after the completion of the call, until May 4, 2010. To access the recording, dial 303-590-3030, or toll-free at 800-406-7325 (Conference ID: 4281912). A live and an archived webcast of the conference call will also be available via the Investor section of the company’s website at www.cirrus.com.

Shareholders who would like to submit a question to be addressed during the call are requested to submit the question to investor.relations@cirrus.com.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP operating expenses, non-GAAP net income, non-GAAP net income from operations, non-GAAP operating margin and non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of first quarter fiscal year 2011 revenue, year-over-year revenue growth, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense, and amortization of acquired intangible expenses. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: overall economic pressures and general market and economic conditions; overall conditions in the semiconductor market; the level of orders and shipments during the first quarter of fiscal year 2011, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; the loss of a key customer; pricing pressures; and the risk factors listed in our Form 10-K for the year ended March 28, 2009, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	Mar. 27,	Dec. 26,	Mar. 28,	Mar. 27,	Mar. 28,
	2010	2009	2009	2010	2009
	Q4'10	Q3'10	Q4'09	Q4'10	Q4'09
Audio products	$40,540	$47,063	$18,789	$153,661	$97,293
Energy products	22,099	18,099	14,731	67,328	77,349
Net revenue	62,639	65,162	33,520	220,989	174,642
Cost of sales	27,355	30,276	15,051	102,258	77,458
Gross Profit	35,284	34,886	18,469	118,731	97,184

Operating expenses:
Research and development	13,724	12,834	10,950	51,421	44,315
Selling, general and administrative	12,678	11,428	10,649	45,923	45,304
Restructuring and other costs	572	86	-	493	-
Proceeds from non-marketable securities	-	(500)	2,144	(500)	2,144
Provision for litigation expenses and settlements	-	135	434	(2,610)	2,205
Patent agreement, net	-	-	-	(1,400)	-
Total operating expenses	26,974	23,983	24,177	93,327	93,968

Operating income (loss)	8,310	10,903	(5,708)	25,404	3,216

Interest income, net	237	269	525	1,345	2,777
Other income (expense), net	(20)	(7)	11	(66)	164
Income (loss) before income taxes	8,527	11,165	(5,172)	26,683	6,157
Provision (benefit) for income taxes	(11,831)	110	2,596	(11,715)	2,682
Net income (loss)	$20,358	$11,055	$(7,768)	$38,398	$3,475

Basic income (loss) per share:	$0.31	$0.17	$(0.12)	$0.59	$0.05
Diluted income (loss) per share:	$0.31	$0.17	$(0.12)	$0.59	$0.05

Weighted average number of shares:
Basic	65,517	65,302	65,241	65,338	65,530
Diluted	66,595	65,632	65,241	65,626	65,711

See notes to Consolidated Condensed Statement of Operations
Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

We use these Non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	Three Months Ended			Twelve Months Ended
	Mar. 27,	Dec. 26,	Mar. 28,	Mar. 27,	Mar. 28,
	2010	2009	2009	2010	2009
Net Income Reconciliation	Q4'10	Q3'10	Q4'09	Q4'10	Q4'09
GAAP Net Income (Loss)	$20,358	$11,055	$(7,768)	$38,398	$3,475
Acquisition related items	404	404	404	1,616	804
Stock based compensation expense	1,181	1,397	1,089	5,314	5,299
Facility and other related adjustments, net	-	(375)	115	(397)	295
Provision (benefit) for litigation expenses & settlements	-	135	434	(2,610)	2,205
Restructuring and other costs, net	572	86	-	493	-
Proceeds (charge) from marketable securities & other	-	(500)	2,144	(500)	2,155
Patent agreement, net	-	-	-	(1,400)	-
Provision (benefit) for income taxes	(11,838)	-	2,683	(11,838)	2,683
Non-GAAP Net Income (Loss)	$10,677	$12,202	$(899)	$29,076	$16,916

Earnings Per Share reconciliation
GAAP Diluted income (loss) per share	$0.31	$0.17	$(0.12)	$0.59	$0.05
Effect of Acquisition related items	-	0.01	0.01	0.02	0.01
Effect of Stock based compensation expense	0.02	0.02	0.02	0.08	0.08
Effect of Facility and other related adjustments, net	-	-	-	(0.01)	0.01
Effect of Provision (benefit) for litigation expenses & settlements	-	-	0.01	(0.04)	0.04
Effect of Restructuring and other costs, net	0.01	-	-	0.01	-
Effect of Proceeds (charge) from marketable securities & other	-	(0.01)	0.03	(0.01)	0.03
Effect of Patent agreement, net	-	-	-	(0.02)	-
Effect of Provision (benefit) for income taxes	(0.18)	-	0.04	(0.18)	0.04
Non-GAAP Net income (loss) per share	$0.16	$0.19	$(0.01)	$0.44	$0.26

Operating Income Reconciliation
GAAP Operating Income (Loss)	$8,310	$10,903	$(5,708)	$25,404	$3,216
Stock compensation expense - COGS	61	55	44	211	344
Stock compensation expense - R&D	501	438	378	1,881	1,923
Stock compensation expense - SG&A	619	904	667	3,222	3,032
Acquisition related intangibles and other	404	404	404	1,616	804
Facility and other related adjustments, net	-	(375)	115	(397)	295
Provision (benefit) for litigation expenses & settlements	-	135	434	(2,610)	2,205
Restructuring and other costs, net	572	86	-	493	-
Proceeds (charge) from marketable securities & other	-	(500)	2,144	(500)	2,155
Patent agreement, net	-	-	-	(1,400)	-
Non-GAAP Operating Income (Loss)	$10,467	$12,050	$(1,522)	$27,920	$13,974

Operating Expense Reconciliation
GAAP Operating Expenses	$26,974	$23,983	$24,177	$93,327	$93,968
Stock compensation expense - R&D	(501)	(438)	(378)	(1,881)	(1,923)
Stock compensation expense - SG&A	(619)	(904)	(667)	(3,222)	(3,032)
Amortization of acquisition intangibles	(404)	(404)	(404)	(1,616)	(1,496)
Facility and other related adjustments, net	-	375	(115)	397	(295)
Provision (benefit) for litigation expenses & settlements	-	(135)	(434)	2,610	(2,205)
Restructuring and other costs, net	(572)	(86)	-	(493)	-
Proceeds (charge) from marketable securities & other	-	500	(2,144)	500	(2,155)
Patent agreement, net	-	-	-	1,400	-
Non-GAAP Operating Expenses	$24,878	$22,891	$20,035	$91,022	$82,862

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)

	Mar. 27,	Dec. 26,	Mar. 28,
	2010	2009	2009
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$16,109	$24,831	$31,504
Restricted investments	5,855	5,755	5,755
Marketable securities	85,384	77,636	79,346
Accounts receivable, net	23,963	25,131	10,814
Inventories	35,396	30,408	19,878
Other current assets	18,148	6,318	5,359
Total Current Assets	184,855	170,079	152,656

Long-term marketable securities	34,278	25,235	3,627
Property and equipment, net	18,674	18,499	19,367
Intangibles, net	21,896	22,654	23,309
Goodwill	6,027	6,027	6,027
Other assets	1,880	1,906	2,018
Total Assets	$267,610	$244,400	$207,004

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$20,340	$25,172	$9,886
Accrued salaries and benefits	9,962	7,609	6,432
Other accrued liabilities	5,100	5,047	6,004
Deferred income on shipments to distributors	6,488	4,033	3,426
Total Current Liabilities	41,890	41,861	25,748

Long-term restructuring accrual	596	492	931
Other long-term obligations	6,523	6,555	7,397

Stockholders' equity:
Capital stock	952,803	950,023	945,455
Accumulated deficit	(733,553)	(753,911)	(771,951)
Accumulated other comprehensive loss	(649)	(620)	(576)
Total Stockholders' Equity	218,601	195,492	172,928
Total Liabilities and Stockholders' Equity	$267,610	$244,400	$207,004

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
InvestorRelations@cirrus.com